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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

This Agreement for Employment is made this 1st day of April, 2000 by and between North American DataCom, Inc. ("Employer") and David Cray ("Employee").

For good and valuable consideration, receipt of which is hereby acknowledged, the Employer shall employ Employee subject to the following terms and conditions:

1.       The Employee shall commence employment on April 10, 2000.

2.       The Employee shall perform the following duties and responsibilities:

         a) The Employee shall report directly to the President of Employer.

         b) The Employee shall perform the duties and responsibilities as Corporate Treasurer of Employer and affiliated companies. Said duties and responsibilities shall include accounting and bookkeeping functions, management of corporate funds and accounts, preparation of regulatory filings and tax filings, liaison with independent auditors, in-house auditing, advice and counsel to other officers and employees regarding accounting and tax related subjects, and other such duties customarily associated with the office of Corporate Treasurer.

         c) The Employee shall perform such further and other duties as are required by the Employer.

3. The Employee shall work Monday through Friday from 8 A.M. to 5 P.M. and such additional hours as are required by the Employer for the Employee to competently perform the duties of his position. The Employee shall use his best efforts on behalf of the Employer.

4. The Employee shall comply with all stated standards of performance, policies, rules, regulations and manuals, receipt of which by the Employee is hereby acknowledged. The Employee shall also comply with such future Employer policies, rules, regulations, performance standards and manuals as may be published or amended from time to time.

5. The Employee's employment under this Agreement shall commence April 10, 2000 and shall terminate on April 10, 2003, unless extended by the parties by their mutual agreement in writing.

6. The Employer shall pay to the Employee as compensation for services, and the Employee agrees to accept the sum of $100,000.00 per year payable bimonthly and will be entitled to the following "fringe benefits":


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         a)       Employer will provide Employee with family health insurance or will reimburse Employee for Employee's current insurance plan up to $350.00 per month.

         b) Employer will provide Employee with 4 weeks paid vacation per year.

         c) Employer will provide Employee with an option to acquire 250,000 shares of Employer Common Stock for a price of $5.00 per share, pursuant to the terms of a Common Stock Purchase Option Agreement of even date herewith.

         d) Employer will reimburse Employee for reasonable Business and Travel Expenses within the guidelines provided by the Internal Revenue Service.

         e) Employee and Employer agree not to disclose the terms of this agreement to any third parties including other employees of Employer without written agreement signed by both Employee and President of Employer.

         f) Employee will be reimbursed for reasonable, documented relocation expenses not to exceed $25,000.00, in accordance with the guidelines propounded by the Internal Revenue Service.

         7. This contract of employment may terminate upon the occurrence of any of the following events: (a) the death of the Employee; (b) the failure of the Employee to perform his duties satisfactorily after notice or warning thereof; (c) for just cause based upon non-performance of duties by Employee;
(d) economic reasons of the Employer which may arise during the term of this Agreement and which may be beyond the control of the Employer.

         8. The Employee shall not, at any times during the period hereof, and for 3 years from the date of termination of this Agreement, directly or indirectly, within a geographic area of 300 miles, engage in, or become involved in, any competitive or similar business as that of the Employer.

         9. Any dispute under this contract shall be required to be resolved by binding arbitration of the parties hereto. Each party shall select one arbitrator and both arbitrators shall select a third. The arbitration shall be governed by the rules of the American Arbitration Association then in force and effect.

         10. This Agreement may not be assigned without prior notice by either party, and subject to the mutual consent and approval of any such assignment.


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11.      This Agreement constitutes the complete understanding between the parties, unless amended by a subsequent written instrument signed by the Employer and Employee.


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Employee                                     Employer


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